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                                     BY-LAWS

                                       OF

                                LG&E ENERGY CORP.

                         As amended through June 2, 1999


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                                                                    EXHIBIT 3.03
                                     BY-LAWS

                                       OF

                                LG&E ENERGY CORP.

                 (as amended and restated through June 2, 1999)

                                    ARTICLE I

                            MEETINGS OF STOCKHOLDERS

      Section 1. The Annual Meeting of the stockholders of the Company shall be held in or out of Kentucky at a time, date and place to be annually designated by the Board of Directors.

      Section 2. Except as otherwise mandated by Kentucky law and except as otherwise provided in or fixed by or pursuant to the Company's Articles of Incorporation, special meetings of the stockholders may be called only by the President of the Company or by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors. For purposes of these By-Laws, the phrase "Company's Articles of Incorporation" shall mean the Articles of Incorporation of LG&E Energy Corp. as in effect on March 1, 1990, and as thereafter amended from time to time.

      Section 3. Written notice of each meeting of stockholders, stating the time and place, and, in the case of a special meeting, the purpose, shall be given at least ten (10) days prior to the meeting to each stockholder entitled to attend the meeting. Notice of the time, place and purpose of any meeting of stockholders may be waived in writing by any stockholder and shall be waived by his attendance in person or by proxy at such meeting.

      Section 4. A stockholder may vote in person or by proxy. All appointments of proxies shall be in accordance with Kentucky law.

      Section 5. Any action required or permitted to be taken by the stockholders of the Company at a meeting of such holders may be taken without such a meeting only by written consent of all the stockholders entitled to vote on the subject matter.

      Section 6. At an annual meeting of the stockholders, any business conducted must be properly brought before the meeting. To be properly brought before the meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors,
(b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly be requested to be brought before the meeting by a stockholder. For business to be properly requested to be brought by a stockholder, the stockholder must have given timely written notice to the Secretary of the Company. To be timely, it must be delivered to or mailed and received at the principal executive

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offices of the Company, not less than 90 days prior to the meeting. If the date of the meeting is not publicly announced by the Company by mail, press release or otherwise more than 100 days prior to the meeting, timely notice must be delivered to the Secretary of the Company not later than the close of business on the tenth day following the day on which such announcement was communicated to stockholders. This notice shall include (a) a description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company's books, of the stockholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. No business shall be conducted at an annual meeting except in accordance with this procedure. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 6, and if so determined, shall declare to the meeting that any such business not properly brought before the meeting shall not be transacted.

      Section 7. The Chairman of the Board, if present, and in his absence the Vice Chairman of the Board, and the Secretary of the Company, shall serve as Chairman and Secretary, respectively, at each stockholders meeting. The Chairman of the stockholders meeting shall determine the order of business and shall have the authority in his discretion to regulate the conduct of any such meeting, including, without limitation, by imposing restrictions on the persons (other than stockholders of the Company or their duly appointed proxies) who may attend any such stockholders meeting, by determining whether any stockholder or his proxy may be excluded from any stockholders meeting based upon any determination by the Chairman of the meeting, in his sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereof, and by regulating the circumstances in which any person may make a statement or ask questions at any stockholders meeting.

      Section 8. The Company shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by law.

      Section 9. The Board of Directors may postpone and reschedule any previously scheduled annual or special meeting of stockholders and may adjourn any convened meeting of stockholders to another date and time as specified by the Chairman of the meeting.

                                   ARTICLE II

                               BOARD OF DIRECTORS

      Section 1. (a) The number of directors of the Company shall be fixed from time to time by the Board of Directors, but shall be no fewer than nine (9) and no more than fifteen (15). The Board of Directors may elect one of its members as Chairman of the Board. Except as otherwise provided in or fixed by or pursuant to the Company's Articles of Incorporation, the directors shall be classified, with respect to the time for which they each hold office, into three classes, as nearly


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equal in number as possible, as determined by the Board of Directors. One class shall be originally elected for a term expiring at the annual meeting of stockholders to be held in 1991, another class shall be originally elected for a term expiring at the annual meeting of stockholders to be held in 1992, and another class shall be originally elected for a term expiring at the annual meeting of stockholders to be held in 1993, with each member of each class to hold office until a successor is elected and qualified. At each annual meeting of stockholders of the Company and except as otherwise provided in or fixed by or pursuant to the Company's Articles of Incorporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a three-year term.

            (b) Except as otherwise provided in or fixed by or pursuant to the Company's Articles of Incorporation, nominations for the election of directors may be made by the Board of Directors or any stockholder entitled to vote in the election of directors generally. However, such stockholders may nominate one or more persons for election as director or directors at a stockholders' meeting only if written notice of intent to make such nomination or nominations has been given either by personal delivery or mail to the Secretary of the Company in the time frame set out in Article I, Section 6. Each such notice shall state (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at a meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Company if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

            (c) Except as otherwise required by law and except as otherwise provided in or fixed by or pursuant to the Company's Articles of Incorporation:
(i) newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors; (ii) any director elected in accordance with the preceding clause (i) shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified; and (iii) no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

            (d) Except as otherwise provided in or fixed by or pursuant to the Company's Articles of Incorporation, any director may be removed from office, with or without cause, only by the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of the Company's stock entitled to vote generally (as defined in Article Eighth


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of the Company's Articles of Incorporation), voting together as a single class.
Notwithstanding the foregoing provisions of this Paragraph (d), if at any time stockholders of the Company have cumulative voting rights with respect to the election of directors and less than the entire Board of Directors is to be removed, no director may be removed from office if the votes cast against his removal would be sufficient to elect the person as a director if cumulatively voted at an election of the class of directors of which the person is a part.

      Section 2. The business of the Company shall be managed by a Board of Directors. Regular meetings of the Board of Directors may be held without notice of the date, place, time or purpose at such time and place as may be fixed by the Board of Directors.

      Section 3. Special meetings of the Board of Directors may be called by the Chairman of the Board or the Chief Executive Officer of the Company, or, in their absence, the Vice Chairman of the Board or the Vice President, or at the request in writing of not less than three (3) directors on one (1) day's notice to each director.

      Section 4. Unless otherwise provided by law, at each meeting of the Board of Directors, the presence of at least one-half (1/2) of the total number of directors shall constitute a quorum for the transaction of business. Except as provided in Section 1(c) of this Article II, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. At any meeting of the Board of Directors where a quorum is not present, the members of the Board of Directors present may by majority vote adjourn the meeting from time to time until a quorum shall attend.

      Section 5. The Chairman of the Board, if such person is present, shall serve as Chairman at each regular or special meeting of the Board of Directors and shall determine the order of business at such meeting. If the Chairman of the Board is not present at a regular or special meeting of the Board of Directors, the Vice Chairman of the Board shall serve as Chairman of such meeting and shall determine the order of business at such meeting.

      Section 6. Directors may receive such fees, compensation or expenses for their services as are authorized by resolution of the Board of Directors.

      Section 7. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting if the action is taken by all members of the Board. Such action shall be evidenced by one (1) or more written consents describing the action taken, signed by each director, and included in the minutes with the Company's records reflecting the action taken.

      Section 8. (a) The Board of Directors may create committees and appoint members of the Board of Directors to serve on them. Each committee shall have two (2) or more members, who serve at the pleasure of the Board of Directors.

            (b) To the extent provided in the resolution of the Board of Directors establishing a committee, a committee shall have and exercise all the authority of the Board of


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Directors, but no such committee shall have the authority to take any action that under Kentucky law can only be taken by the Board of Directors.

            (c) Sections 2, 3, 4, 6 and 7 of this Article II shall apply to committees and their members as well.

      Section 9. The Board of Directors may elect one of its members as Vice Chairman of the Board.

                                   ARTICLE III

                                    OFFICERS

      Section 1. The officers of the Company shall be a Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, Chief Administrative Officer, one or more Vice Presidents, Secretary, Treasurer, Controller or such other officers (including, if so directed by a resolution of the Board of Directors, the Chairman of the Board) as the Board or the Chief Executive Officer may from time to time elect or appoint. Any two of the offices may be combined in one person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity. If practicable, officers are to be elected or appointed by the Board of Directors or the Chief Executive Officer at the first meeting of the Board following the annual meeting of stockholders and, unless otherwise specified, shall hold office for one year or until their successors are elected and qualified. Any vacancy shall be filled by the Board of Directors or the Chief Executive Officer. Except as provided below, officers shall perform those duties usually incident to the office or as otherwise required by the Board of Directors, the Chief Executive Officer, or the officer to whom they report. An officer may be removed with or without cause and at any time by the Board of Directors or by the Chief Executive Officer.

                             Chief Executive Officer

      Section 2. The Chief Executive Officer of the Company shall have full charge of all of the affairs of the Company and shall report directly to the Board of Directors.

                                    President

      Section 3. The President, should that office be created and filled, shall exercise such functions as may be delegated by the Chief Executive Officer and shall exercise the functions of the Chief Executive Officer during the absence or disability of the Chief Executive Officer.

                             Chief Operating Officer

      Section 4. The Chief Operating Officer, should that office be created and filled, shall have responsibility for the management and direction of the Company, subject to the direction and approval of the Chief Executive Officer.


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                             Chief Financial Officer

      Section 5. The Chief Financial Officer, should that office be created and filled, shall have responsibility for the financial affairs of the Company, including maintaining accurate books and records, meeting all financial reporting requirements and controlling Company funds, subject to the direction and approval of the Chief Executive Officer.

                          Chief Administrative Officer

      Section 6. The Chief Administrative Officer, should that office be created and filled, shall have responsibility for the general administrative and human resources operations of the Company, subject to the direction and approval of the Chief Executive Officer.

                                 Vice Presidents

      Section 7. The Vice President or Vice Presidents, should such offices be created and filled, may be designated as Vice President, Senior Vice President or Executive Vice President, as the Board of Directors or Chief Executive Officer may determine.

                                    Secretary

      Section 8. The Secretary shall be present at and record the proceedings of all meetings of the Board of Directors and of the stockholders, give notices of meetings of Directors and stockholders, have custody of the seal of the Company and affix it to any instrument requiring the same, and shall have the power to sign certificates for shares of stock of the Company.

                                    Treasurer

      Section 9. The Treasurer, should that office be created and filled, shall have responsibility for all receipts and disbursements of the Company and be custodian of the Company's funds.

                                   Controller

      Section 10. The Controller, should that office be created and filled, shall have responsibility for the accounting records of the Company.

                                   ARTICLE IV

                           CAPITAL STOCK CERTIFICATES

      The Board of Directors shall approve all stock certificates as to form. The certificates for the shares of stock, issued by the Company, shall be signed (manually or by facsimile) by the President and Secretary, and the seal of the Company or a facsimile shall be affixed. The Board


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of Directors shall appoint transfer agents to issue and transfer certificates of stock, and registrars to register such certificates.

                                    ARTICLE V

                                     FINANCE

      Section 1. The Board of Directors shall designate the bank or banks to be used to deposit Company funds and designate the officers and employees of the Company who may sign and countersign checks drawn against the Company accounts. The Board of Directors may authorize the use of facsimile signatures on checks.

      Section 2. Notes shall be signed by the Chief Executive Officer or the President and by either a Vice President or the Treasurer. In the absence of the President, notes shall be signed by two Vice Presidents, or a Vice President and the Treasurer.

                                   ARTICLE VI

                                      SEAL

      The seal of the Company shall be in the form of a circular disk, bearing the following information:

                            (                LG&E Energy Corp.               )
                            (                    Kentucky                    )
                            (                 Corporate Seal                 )

                                   ARTICLE VII

                                EMERGENCY BY-LAWS

      Section 1. The Board of Directors of the Company may adopt by-laws to be effective only in an emergency. For purposes of Article VII of these By-Laws, an "emergency" shall exist if a quorum of the Company's directors cannot be readily assembled because of a catastrophic event.

      Section 2. The stockholders of the Company may amend or repeal the by-laws adopted pursuant to Section 1 of Article VII of these By-Laws.

      Section 3. The by-laws adopted pursuant to Section 1 of Article VII of these By-Laws may include all provisions necessary for managing the Company during the emergency, including:

            (a) procedures for calling a meeting of the Board of Directors;


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            (b) quorum requirements for meetings of the Board of Directors; and

            (c) designation of additional or substitute directors.

                                  ARTICLE VIII

                                   AMENDMENTS

      Subject to the provisions of the Company's Articles of Incorporation, these By-Laws may be amended or repealed at any annual meeting of the stockholders (or at any special meeting thereof duly called for that purpose) by the holders of at least a majority of the voting power of the shares represented and entitled to vote at such meeting at which a quorum is present; provided that in the notice of such special meeting the purpose is given. Subject to the laws of the Commonwealth of Kentucky and these By-Laws, the Board of Directors may by majority vote of those present at any meeting at which a quorum is present amend these By-Laws, or adopt such other By-Laws as in their judgment may be advisable to conduct the affairs of the Company.